EXHIBIT 10.14

Letter of Patent Use Authorization

This is to authorize DuoYuan Digital Technology Industry (China) Co., Ltd to permanently use on a free-of-charge basis the patent titled Quick Automatic Cleaning System of Oil Lines of Offset Printing Machines owned by Beijing HuiYuan DuoYuan Digital Printing Technology Research Institute.

/s/Beijing HuiYuan DuoYuan Digital Printing Technology Research Institute
June 30, 2001